019 Putnam New Jersey Tax Exempt Income Fund
5/31/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	8,940
Class B	3,579

72DD2	(000s omitted)

Class M	75

73A1

Class A	0.386399
Class B	0.326373

73A2

Class M	0.358638

74U1	(000s omitted)

Class A	22,984
Class B	10,787

74U2	(000s omitted)

Class M	221

74V1

Class A	9.37
Class B	9.36

74V2

Class M	9.36